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                                  EXHIBIT 21

                                 Subsidiaries

                                                   State or Other
                                                   Jurisdiction of
Parent                                              Incorporation
------                                             ---------------

Cecil Bancorp, Inc.                                Maryland



Subsidiaries (1)
----------------

Cecil Federal Savings Bank                         United States

Columbian Bank, A Federal Savings Bank             United States


Subsidiaries of Cecil Federal Savings Bank
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Cecil Service Corporation                          Maryland
Cecil Financial Services Corporation               Maryland









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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 hereof.